UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Maxwell Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXWELL TECHNOLOGIES, INC.

9244 BALBOA AVENUE

SAN DIEGO, CALIFORNIA 92123

NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2006

To the Stockholders of

Maxwell Technologies, Inc.

The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 4, 2006 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, for the purpose of considering and voting upon the:

1.	Election of José Cortes, Richard Balanson and Edward Caudill directors of the Company in Class I to serve until the 2009 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.

2.	Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2006 fiscal year.

Stockholders may also act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors of the Company (the “Board”) is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board has fixed the close of business on March 6, 2006, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Tim T. Hart
Secretary

March 31, 2006

San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING, EVEN IF YOU PREVIOUSLY RETURNED A SIGNED PROXY.

MAXWELL TECHNOLOGIES, INC.

9244 Balboa Avenue, San Diego, California 92123

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 4, 2006

GENERAL INFORMATION

The Board of Directors of Maxwell Technologies, Inc., a Delaware corporation (the “Company,” or “we” or “us”), is soliciting the enclosed Proxy for use at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held on May 4, 2006 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, and any adjournment or postponement thereof. This Proxy Statement was first being mailed on or about March 31, 2006 to the stockholders. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the Meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or postponement thereof.

The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company’s directors, officers and regular employees, without extra compensation, may solicit proxies by telephone, personal interview, or other means.

The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report for the year ended December 31, 2005 on Form 10-K (the “Annual Report”), is being mailed to stockholders concurrently with the mailing of this Proxy Statement. The Annual Report contains, among other things, financial information regarding the Company and a discussion of developments in the Company’s business during the fiscal year ended December 31, 2005. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.

VOTING RIGHTS

The close of business on March 6, 2006 (the “Record Date”) has been fixed by the Board as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had outstanding and entitled to vote 16,714,696 shares of Common Stock. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting.

The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the appointment of independent auditors.

With regard to the election of directors, the three nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, the matter must be approved by the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting. Under Delaware law and the Company’s Amended and Restated Bylaws (“Bylaws”), abstentions are counted as votes cast, and therefore have the same effect as votes against a matter. Broker non-votes, on the other hand, are not considered to be votes cast and have no effect on the outcome of the matter.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class I expires with the Meeting. The directors in Class II and Class III will continue in office until their terms expire at the 2007 and 2008 Annual Meeting of Stockholders, respectively. The directors elected in Class I at the Meeting will hold office for a term expiring at the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Holders of Common Stock are entitled to cast one vote for each share held for three nominees for director in Class I. The three nominees receiving the greatest number of votes will be elected directors of the Company in Class I. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. While the Company has no reason to believe that any of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of the Company’s executive officers or directors.

Set forth below is certain information regarding the nominees for director and the other directors of the Company who will continue in office for terms extending beyond the Meeting. The nominees for director were nominated by non-management directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
José L. Cortes, 41 (Class I)	Mr. Cortes was appointed a Class I director in July 2002. Since 1999, Mr. Cortes has been chairman of Montena, SA, a holding company that sold its Montena Components, Ltd., subsidiary to the Company in July 2002. Since 1996, he has been a director of GroCor Asset Management, AG, an asset management firm, and, since 1996, he has been a partner in the firm of Cortes & Grossenbacher, a family office and private equity advisor. Mr. Cortes resides in Zürich, Switzerland.

Richard D. Balanson, 56 (Class I)	Dr. Balanson was appointed president and chief executive officer of the Company in May 2003 and was elected to the Board in May 2003. He joined the Company in 1999 as a corporate vice president and president of the Advanced Energy Products unit, a subsidiary of the Company, assuming primary responsibility for development of the Company’s ultracapacitor product line. In 2000, he was appointed president of the Electronic Components Group, a

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience subsidiary of the Company, and in May 2002 was promoted to the newly created position of president and chief operating officer of the Company. From 1996 until he joined the Company, he was president and chief operating officer of 3D Systems, a California-based manufacturer of rapid prototyping equipment. Previously, from 1994 to 1996, he was general manager, executive vice president and a director of Maxtor Corp., a disk drive manufacturer, and from 1992 until 1994 was president and chief operating officer of Applied Magnetics, a producer of magnetic recording components.

Edward Caudill, 63 (Class I)	Mr. Caudill was appointed a Class I director in December 2004. From August 2002 until March 2005, he was president and chief executive officer and a director of Fleetwood Enterprises, a leading producer of recreational vehicles and manufactured housing. From 1999 until he joined Fleetwood, he was a corporate vice president of PACCAR, Inc., a manufacturer of heavy duty trucks, and before that was general manager of PACCAR’s subsidiary, Kenworth Truck Company. Previously, he was PACCAR’s vice president of purchasing, general manager of its parts distribution business, and held several management positions with Peterbilt Motors, another PACCAR truck division. Earlier in his career, he held senior level sales and manufacturing positions with Rockwell International and Eaton Corp.

DIRECTORS CONTINUING IN OFFICE UNTIL THE

2007 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Mark Rossi, 49 (Class II)	Mr. Rossi was appointed a Class II director in November 1997. Mr. Rossi is a senior managing director of Cornerstone Equity Investors, L.L.C., a New York-based private equity firm. Prior to the formation of Cornerstone Equity Investors in 1996, Mr. Rossi was president of Prudential Equity Investors, Inc. Mr. Rossi’s industry focus is on technology-related and telecommunications companies. Since December 1999, he has been a director, and in January 2003 was elected chairman of the board, of Novatel Wireless, Inc., a provider of wireless broadband access solutions. He also serves on the boards of several private companies.

Jean Lavigne, 68 (Class II)	Mr. Lavigne was appointed a Class II director in August 1999. From November 1993 until his retirement at the end of 2002, Mr. Lavigne served as vice president and country president in France and Belgium for Motorola, Inc., and he was president and chief executive officer of Motorola, SA. Prior to joining Motorola, Mr. Lavigne was with Digital Equipment Corporation in Europe where he was responsible for Interconnect Technology and served as a member of its European Government Affairs Team. Mr. Lavigne resides in Paris, France.

DIRECTORS CONTINUING IN OFFICE UNTIL THE

2008 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Robert Guyett, 69 (Class III)	Mr. Guyett was appointed a Class III director in January 2000 and was appointed Chairman in May 2003. Since 1995, he has been president and chief executive officer of Crescent Management Enterprises LLC, a consulting firm that provides financial management and investment advisory services. Since 1990, he has been a director of Newport Corp., a supplier of products and systems to the semiconductor, communications, electronics, research and life science markets. He is also a director and Treasurer of the Christopher Reeve Foundation and serves on the boards of several privately held companies. From 1991–1995, he was a director and chief financial officer of Engelhard Corp and from 1987–1991, he was a director and chief financial officer of Fluor Corporation.

Carlton J. Eibl, 45 (Class III)	Mr. Eibl was appointed a Class III director in July 1998 and served as chief executive officer of the Company from November 1999 to April 2003. Since May 2003, he has been managing director of Enterprise Partners Venture Capital, a venture capital firm based in San Diego. From February 1999 until he formally joined the Company on December 1, 1999, Mr. Eibl served as president and chief operating officer of Stratagene Corporation, a privately held biotechnology company. Prior thereto, Mr. Eibl held various executive positions with Mycogen Corporation, a diversified, publicly held agribusiness and biotechnology company. Mr. Eibl joined Mycogen in 1993 as executive vice president and general counsel. In 1995, he was appointed president and chief operating officer of Mycogen and in 1997 he became chief executive officer of Mycogen. The Dow Chemical Company acquired Mycogen at the end of 1998.

Thomas Ringer, 74 (Class III)	Mr. Ringer was appointed a Class III director in April 2004. He is a former corporate executive and certified public accountant. Since 1991, he has been a director, and currently is chairman of the board and chair of the audit committee, of Document Sciences Corp., a Nasdaq-listed provider of content processing services. Since 1996, he has been a director, and formerly was audit committee chair of CalAmp Corp., a Nasdaq-listed electronics and software development firm. Since 1980, he has been a director, and currently is vice chairman of the board of Wedbush Morgan Securities, a California-based broker dealer, and since 1994, he has been a director, and currently is chairman of the board of M.S. Aerospace Inc., a manufacturer of standard and specialty fasterners. From 1980 to 1982, he was president and chief executive officer of Fujitsu Systems of America, formerly The TRW-Fujitsu Co., and in the 1980’s he was chairman and chief executive officer of Recognition Equipment, Inc., a NYSE company.

Vote Required for Approval and Recommendation of the Board

With regard to the election of directors, the three nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors.

The Board recommends that stockholders vote FOR the election of each of the nominees identified above.

Board Meetings and Committees

The Board is composed of eight members, five of whom were determined by the Board to be independent within the meaning of the National Association of Securities Dealers’ (“NASD”) listing standards. These independent directors are Messrs. Rossi, Guyett, Lavigne, Ringer and Caudill. During the fiscal year ended December 31, 2005, the Board held eight meetings. During the fiscal year ended December 31, 2005, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member except Carl Eibl, who attended five of the eight board meetings. The Company also encourages all members of the Board to attend the Company’s Annual Meeting of Stockholders. All members of the Board attended the Company’s 2005 Annual Meeting of Stockholders.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., c/o Corporate Secretary, 9244 Balboa Avenue, San Diego, California 92123.

The Board also has established an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Annual Report; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The Audit Committee is composed of Messrs. Rossi, Guyett, Lavigne and Ringer. Mr. Guyett is Chairman of the Audit Committee. The Audit Committee met seven times during the fiscal year ended December 31, 2005.

All members of the Company’s Audit Committee are independent (as independence is defined in NASD Rule 4200(a)(15)). Mr. Guyett has been designated by the Board as the Audit Committee’s financial expert. Mr. Guyett is independent of management, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix “A” to this proxy statement.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company’s equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of Messrs. Rossi, Guyett, Caudill and Lavigne. Mr. Rossi is Chairman of the Compensation Committee. The Compensation Committee met in the context of the Company’s regular Board meetings three times during the fiscal year ended December 31, 2005. Messrs. Rossi, Guyett, Caudill and Lavigne are independent of management (as independence is defined in the NASD listing standards).

Nominating & Governance Committee

The Nominating & Governance Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, nominates specific individuals to be elected as officers of the Company by the Board, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends corporate governance guidelines and policies for adoption by the Board. The Nominating & Governance Committee is composed of Messrs. Lavigne, Guyett, Rossi and Caudill. Mr. Lavigne is Chairman of the Nominating & Governance Committee. The Nominating & Governance Committee met in the context of the Company’s regular Board meetings one time during the fiscal year ended December 31, 2005.

Messrs. Lavigne, Guyett, Rossi and Caudill are independent of management (as independence is defined in the NASD listing standards). The Nominating & Governance Committee has adopted a written Nominating & Governance Committee Charter which is available on the Company’s website at www.maxwell.com.

When considering a potential candidate for membership on the Company’s Board, the Nominating & Governance Committee considers relevant business and other experience and demonstrated character and judgment as described in the “Board Membership Criteria” section of the Company’s Governance Guidelines, which are posted on the Company’s website at www.maxwell.com. There are no differences in the manner in which the Nominating & Governance Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder. The Nominating & Governance Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Meeting.

The Nominating & Governance Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws, which are posted on the Company’s website at www.maxwell.com. The procedure provides that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the Meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Stockholder Proposals.” Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. There have been no material changes to the procedures by which stockholders may recommend nominees to the Board.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all of the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at www.maxwell.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, controller and persons performing similar functions will be disclosed on the Company’s website.

Report of the Audit Committee

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Rossi, Guyett, Lavigne and Ringer. The Audit Committee recommends to the Board the selection of the Corporation’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the firm’s independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors as well as the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2006.

AUDIT COMMITTEE

Robert Guyett

Jean Lavigne

Thomas Ringer

Mark Rossi

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of McGladrey & Pullen LLP (M&P) as the Company’s independent auditors for the fiscal year ending December 31, 2006.

In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment of M&P is ratified, the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of M&P are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Vote Required for Approval and Recommendation of the Board

The affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting will be required to ratify the selection of M&P. Under Delaware law and the Company’s Bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against a matter.

The Board recommends that stockholders vote FOR the ratification of the selection of M&P to serve as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Effective April 28, 2004, with the approval of the Audit Committee, the Company engaged M&P to serve as the Company’s independent auditors for the fiscal year ended December 31, 2004.

On March 29, 2004, the Company was informed by Deloitte & Touche LLP (“D&T”), the Company’s independent auditor for the fiscal year ended December 31, 2003, that D&T was resigning as the Company’s independent auditors. On March 31, 2004, the Company filed a Current Report on Form 8-K regarding this matter. On May 14, 2004, the Company filed a Current Report on Form 8-K/A stating that the report of D&T with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2003, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, and that during the fiscal year ended December 31, 2003 and the period from December 31, 2003 through the end of D&T’s engagement with the Company, there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in its report on the Company’s consolidated financial statements for such year. Pursuant to Item 304(a)(3) of Regulation S-K, the Company requested that D&T furnish it with a letter addressed to the SEC stating whether or not D&T agreed with the above statements. On May 20, 2004, the Company received a letter from D&T, dated May 18, 2004, affirming its agreement with the statements made in the Company’s Current Report on Form 8-K/A dated May 14, 2004, and the Company filed a copy of D&T’s letter in a Current Report on Form 8-K/A dated May 21, 2004.

On March 29, 2004, the Audit Committee received a letter from D&T, identifying a reportable condition under the standards established by the American Institute of Certified Public Accounts, and advising the Audit Committee that, in D&T’s judgment, the reportable condition constituted a material weakness under such standards. In planning and performing the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2003, D&T observed that the Company’s financial accounting and reporting function had experienced significant turnover during 2003, resulting in a loss of in-house expertise in the areas of generally accepted accounting principals (GAAP) and the reporting requirements of the SEC. In its March 29, 2004 letter to the Audit Committee, D&T recommended that the Company reassess its accounting and reporting organization/positions and hire additional personnel with GAAP and SEC reporting expertise as soon as possible to augment current resources. The Audit Committee discussed with D&T the matters raised in its March 29, 2004 letter, and the Audit Committee authorized D&T to respond fully to the inquiries of the Company’s successor auditor, M&P, concerning the subject matter of the above referenced letter.

Audit Fees

As of February 28, 2006, the aggregate fees paid or payable to M&P for the fiscal year ended December 31, 2005 for professional services rendered in connection with the audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q, review of a registration statement filed on Form S-3, and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 were approximately $1,415,000. The audit of internal controls was approximately $830,000. As of February 28, 2006, the Company had not received a final bill from M&P for professional services rendered in connection with such services. For the fiscal year ended December 31, 2004, the aggregate fees paid to M&P for professional services rendered in connection with the audit of the Company’s consolidated financial statements, reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q, review of a registration statement filed on Form S-3, and the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 were approximately $1,487,000, with approximately $993,000 for the audit of internal controls.

Audit Related Fees

The Company did not engage M&P for professional services rendered in connection with statutory audits and the audit of the Company’s 401(k) Plan during the fiscal years ended December 31, 2005 or December 31, 2004.

Tax Fees

The Company did not engage M&P for professional services rendered in connection with tax advice or tax planning during the fiscal years ended December 31, 2005 or December 31, 2004.

All Other Fees

The Company did not engage M&P for any other professional services during the fiscal years ended December 31, 2005 or December 31, 2004.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services prior to commencement of services. During fiscal year 2005, the Audit Committee approved 100% of the total fees that were paid to M&P.

The Audit Committee has determined the rendering of all other non-audit services by M&P is compatible with maintaining the auditor’s independence.

During the fiscal year ended December 31, 2005, none of the total hours expended on the Company’s financial audit by M&P were provided by persons other than M&P’s full-time permanent employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined below), and (iv) all directors and Named Executive Officers of the Company as a group. Information for the officers and directors is as of March 8, 2006. The address for each individual is 9244 Balboa Avenue, San Diego, California 92123.

	Beneficial Ownership
Name and Address of 5% Beneficial Ownership	Number of Shares (1)		Percentage of Total (2)
Montena, SA Herzogstrasse 14, 8044 Zürich, Switzerland	2,485,300		14.9%

Van Den Berg Management 805 Las Cimas Parkway, Suite 430, Austin, TX 78746	2,241,134	(3)	13.4%

Security Management Company, LLC One Security Benefit Place, Topeka, KS 66636-0001	1,871,300	(4)	11.2%

Royce & Associates, LLC 1414 Avenue of the Americas, 9th Floor, New York, NY 10019	878,200	(5)	5.2%

	Beneficial Ownership
Beneficial Ownership of Directors and Officers	Number of Shares (1)		Percentage of Total (2)
José L. Cortes	2,509,967	(6)	15.0%
Carlton J. Eibl	511,225	(7)	3.1%
Richard D. Balanson	494,212	(8)	3.0%
Tim T. Hart	25,000	(9)	*
Robert Guyett	43,667	(10)	*
Mark Rossi	46,667	(11)	*
Jean Lavigne	34,002	(12)	*
Thomas Ringer	16,667	(13)	*
Edward Caudill	26,667	(14)	*
All directors and executive officers as a group (9 persons)	3,708,074	(15)	21.1%

* Less than one percent.

(1)	Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or included in filings with the SEC. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 8, 2006 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 16,735,696 shares of Common Stock outstanding on March 8, 2006.

(3)	Van Den Berg Management has sole voting power over 43,170 shares and shared voting power with respect to the balance and has sole power to dispose of 46,510 shares and shared dispositive power with respect to the balance. Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Van Den Berg Management on January 9, 2006.

(4)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Security Management Company, LLC on February 14, 2006.

(5)	Information regarding this beneficial owner has been obtained solely from a review of the Schedule 13G/A filed with the SEC by Royce & Associates, LLC on January 30, 2006.

(6)	Consists of 2,485,300 shares held by Montena, SA and an option to purchase 18,000 shares of Common Stock and 6,667 shares of Restricted Stock. Mr. Cortes is a principal in Montena, SA. Mr. Cortes may be deemed to exercise voting and investment power over such shares. Mr. Cortes disclaims beneficial ownership of such shares, except to his proportionate interest therein.

(7)	Consists of 21,528 shares of Common Stock held by Mr. Eibl personally, an option to purchase 483,030 shares of Common Stock and 6,667 shares of Restricted Stock.

(8)	Consists of 6,823 shares of Common Stock held by Dr. Balanson personally, an option to purchase 422,389 shares of Common Stock and 65,000 shares of Restricted Stock.

(9)	Mr. Hart became the Company’s Vice President – Finance, Chief Financial Officer, Treasurer and Secretary on August 16, 2005. Mr. Hart’s beneficial ownership consists of 25,000 shares of Restricted Stock.

(10)	Consists of 10,000 shares of Common Stock held in a Family Trust, an option to purchase 27,000 shares of Common Stock and 6,667 shares of Restricted Stock.

(11)	Consists of 10,000 shares of Common Stock held by Mr. Rossi personally, an option to purchase 30,000 shares of Common Stock and 6,667 shares of Restricted Stock.

(12)	Consists of 335 shares of Common Stock owned by Mr. Lavigne personally, an option to purchase 27,000 shares of Common Stock and 6,667 shares of Restricted Stock.

(13)	Consists of an option to purchase 10,000 shares of Common Stock and 6,667 shares of Restricted Stock.

(14)	Consists of 10,000 shares of Common Stock held in a Family Trust, an option to purchase 10,000 shares of Common Stock and 6,667 shares of Restricted Stock.

(15)	Includes options to purchase 1,027,419 shares of Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

For the first quarter of the fiscal year ended December 31, 2005, non-employee members of our Board of Directors received $4,375 for their Board service (with an additional $1,875 paid to the Chairman of the Board and an additional $1,250 paid to the Chairman of the Audit Committee). Additionally, for the first quarter, non- employee members of our Board of Directors received $1,000 per Board meeting attended ($500 for telephonic meetings), $1,000 per Audit Committee meeting attended, whether in person or telephonic, and $500 for all other committee meetings attended, whether in person or telephonic.

For the remaining three quarters of the fiscal year ended December 31, 2005, non-employee members of our Board of Directors received $6,250 per quarter for their Board service (with an additional $3,750 per quarter paid to the Chairman of the Board, an additional $1,250 paid to each of the Chairman of the Audit Committee and the Chairman of the Compensation Committee, and an additional $750 per quarter paid to all other committee chairs). Additionally, for the last three quarters of 2005, non-employee members of our Board of Directors received $2,000 per Board meeting attended ($1,000 for telephonic meetings), $1,500 per Audit Committee meeting attended, whether in person or telephonic, and $1,000 for all other committee meetings attended ($500 for telephonic meetings). Employee members of the Board receive no additional compensation for service on the Board.

Directors of the Company have historically received, as additional compensation for their services as directors, including committees on which they serve, (a) a grant, at the time of their election or appointment, of an option to purchase 10,000 shares of Common Stock, and (b) annual equity awards each year thereafter. In 2005, pursuant to the Company’s 2005 Omnibus Equity Incentive Plan, Dr. Balanson received 50,000 shares of restricted stock awards for his service as a director and executive officer and Messrs. Caudill, Cortes, Eibl, Guyett, Lavigne, Ringer and Rossi each received 5000 shares of restricted stock awards for their services as directors.

Executive Officers of the Company

The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age
Richard D. Balanson, Ph.D.	President and Chief Executive Officer	56

Tim T. Hart	Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	49

The officers of the Company hold office at the discretion of the Board. During the fiscal year ended December 31, 2005, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during the fiscal year ending December 31, 2006.

Background

Richard D. Balanson, Ph.D. Dr. Balanson was appointed president and chief executive officer of the Company in May 2003 and was elected to the Board in May 2003. He joined the Company in 1999 as a corporate vice president and president of the Advanced Energy Products unit, a subsidiary of the Company, assuming primary responsibility for development of the Company’s ultracapacitor product line. In 2000, he was appointed president of the Electronic Components Group, a subsidiary of the Company, and in May 2002 was promoted to the newly created position of president and chief operating officer of the Company. From 1996 until he joined the Company, he was president and chief operating officer of 3D Systems, a California-based manufacturer of rapid prototyping equipment. Previously, from 1994 to 1996, he was general manager, executive vice president and a director of Maxtor Corp., a disk drive manufacturer, and from 1992 until 1994 was president and chief operating officer of Applied Magnetics, a producer of magnetic recording components.

Tim T. Hart Mr. Hart joined Maxwell in August 2005 as chief financial officer. From May 2003 to March 2005, he was chief financial officer of Seracare Life Sciences Inc., a Nasdaq-listed manufacturer and provider of biological products and services for diagnostic, therapeutic, drug discovery and research organizations worldwide. From 1991 until 2003, he was with Alliance Pharmaceutical Corp., a Nasdaq-listed biotechnology company, where he held the title of vice president, CFO and treasurer. Before that he was a group controller with Cubic Corp., serving as the chief financial officer for six of the company’s international subsidiaries. Earlier, he became a Certified Public Accountant while working for Ernst & Whinney, a predecessor firm of Ernst & Young LLP.

Compensation of Executive Officers

The following table shows each of the three fiscal years ending December 31, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2005, whose salary and bonus was in excess of $100,000, including three former executive officers who departed from the Company in fiscal year 2005 (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation					Long Term Compensation
							Awards			Payouts
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)			Restricted Stock Award(s) ($)	Securities Underlying Options		LTIP Payouts ($)	All Other Compensation ($) (1)
Richard D. Balanson, Ph.D President and Chief Executive Officer	2005 2004 2003	$ $ $	330,625 231,250 331,650	$	— 120,000 —	(2)	$921,050 — —	— — 439,710	(3)	— — —	$ $ $	19,400 15,218 6,000

Tim T. Hart (4) Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	2005 2004 2003		$68,462 — —		$25,000 — —		$354,250 — —	125,000 — —		— — —		$7,150 — —

Richard Smith (5) Former Executive Vice President Strategic Business Development	2005 2004 2003	$ $ $	203,462 142,307 200,000	$ $	— 15,500 60,000		$283,400 — —	— — 107,500	(6)	— — —	$ $ $	351,828 4,734 6,000

Robert Tressler (7) Former Senior Vice President Sales and Marketing	2005 2004 2003	$ $ $	245,472 128,076 180,000	$ $	— 15,000 60,000		— — —	— — 83,500		— — —	$ $ $	269,886 48,602 6,000

David H. Russian (8) Former VP – Finance, Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	$ $	210,192 20,770 —		— — —		— — —	— 125,000 —		— — —		$27,858 — —

(1)	All other compensation is comprised of the Company’s non-discretionary matching contribution to its 401(k) plan, medical benefits, severance, non-qualified option exercises and car allowance.

(2)	Bonus compensation in 2004 represents forgiveness of a loan from the Company to Dr. Balanson.

(3)	Includes substitute options issued in fiscal 2003 to purchase 274,710 shares.

(4)	Mr. Hart’s employment as Vice President – Finance, Chief Financial Officer, Treasurer and Secretary commenced on August 16, 2005.

(5)	Mr. Smith’s employment as Executive Vice President, Strategic Business Development terminated on January 1, 2006.

(6)	Includes substitute options issued in fiscal 2003 to purchase 32,500 shares.

(7)	Mr. Tressler’s employment as Senior Vice President, Sales and Marketing terminated on December 5, 2005.

(8)	Mr. Russian’s employment as Vice President – Finance, Chief Financial Officer, Treasurer and Secretary terminated on August 14, 2005.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2005 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2005 fiscal year. The stock option grants shown in this table were made under the Company’s 2005 Omnibus Stock Option Plan.

			Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal 2005	Exercise of Base Price Per Share	Expiration Date	5%	10%
Richard D. Balanson	0		—	—	—	—	—
Tim T. Hart	125,000	(2)	62.6%	$13.95	8/16/2015	$1,096,635	$2,779,088
David H. Russian	0		—	—	—	—	—
Richard Smith	0		—	—	—	—	—
Robert Tressler	0		—	—	—	—	—

(1)	There can be no assurance provided to any holder of the Company’s securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	Initial grant in fulfillment of terms of Offer Letter, pursuant to which Mr. Hart joined the Company on August 16, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Shown below is information for each Named Executive Officer with respect to the value of stock options exercised by such person in fiscal 2005, measured in terms of the closing price of the Common Stock on the date of exercise; and the value of unexercised options to purchase Common Stock held by such person, measured in terms of the closing price of the Common Stock on December 31, 2005.

Option Exercises Table

From 1/1/2005 to 12/31/2005

			Number of Unexercised Securities Underlying Options as of 12/31/2005		Value of Unexercised In-The- Money Options as of 12/31/05
Optionee Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Balanson	30,000	$234,850	410,389	52,000	$3,048,553	$415,480
Tim T. Hart	—	—	—	125,000	$27,500	—
David H. Russian	9,242	$41,731	28,258	87,500	$94,664	$324,086
Richard Smith	—	—	149,000	14,500	$1,209,750	$99,335
Robert Tressler	18,500	$145,589	97,750	17,250	$394,336	$125,438

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.

Equity Compensation Plan Information for 2005

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2005.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	2,691,133	$7.99	470,900
Equity compensation plans not approved by security holders (1)	1,993,567	$17.54	Not Applicable
Total	4,684,700	$12.05	470,900

(1)	On November 9, 1999 (the “Grant Date”), Mr. Eibl received a special one-time stock option grant (the “Option”) as an inducement for him to accept employment as the Company’s chief executive officer. The Option is a non-qualified stock option to purchase an aggregate of 294,030 shares of the Company’s Common Stock at the purchase price of $8.75 per share. The Option term is a period of 120 months from and after the Grant Date. As of the date of this disclosure, the Option is fully vested.

Under the Option agreement, if Mr. Eibl ceases to be employed by the Company for any reason other than his death, Mr. Eibl may, during the sixty (60) day period following his termination with the Company, exercise the Option to the extent that the Option was exercisable on the date of his termination. The Option is subject to adjustment by reason of a recapitalization, reclassification, stock split, combination of shares, dividend or other distribution payable in capital stock. The Option may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Richard D. Balanson, Ph.D.

In August 2003, the Company entered into an employment agreement with Dr. Balanson pursuant to which he agreed to serve as the Company’s president and chief executive officer. The agreement provides for a base salary of $325,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Dr. Balanson is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Dr. Balanson’s success in achieving specified performance targets.

If Dr. Balanson’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to his annual base salary in effect on the date of termination, and (b) all stock options then held by Dr. Balanson will continue to vest according to their terms until the first anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the first anniversary of the date of termination.

If Dr. Balanson resigns in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for one year. In addition, upon any such termination event, all stock options held by Dr. Balanson will accelerate and become immediately exercisable.

Tim T. Hart

In August 2005, the Company entered into an employment agreement with Mr. Hart pursuant to which he agreed to serve as the Company’s vice president – finance, chief financial officer, treasurer and secretary. The agreement provides for a base salary of $200,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Hart is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Hart’s success in achieving specified performance targets.

If Mr. Hart’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Hart will continue to vest according to their terms until the six-month anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the six-month anniversary of the date of termination.

If Mr. Hart resigns in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to one-half his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for six months. In addition, upon any such termination event, all stock options held by Mr. Hart will accelerate and become immediately exercisable.

David H. Russian

In November 2004, the Company entered into an employment agreement with Mr. Russian pursuant to which he agreed to serve as the Company’s vice president – finance, chief financial officer, treasurer and secretary. The agreement provided for a base salary of $200,000 per year, subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Russian was eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Russian’s success in achieving specified performance targets.

If Mr. Russian’s employment were to be terminated by the Company without cause, (a) he would have been entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Russian would have continued to vest according to their terms until the six-month anniversary of the termination date and be exercisable to the extent so vested until the 60th day following the six month anniversary of the date of termination.

In August 2005, Mr. Russian and the Company mutually agreed to terminate his employment agreement. The agreement provides for the resignation by Mr. Russian as the vice president – finance, chief financial officer, treasurer and secretary, and, in exchange for mutual releases between the Company and Mr. Russian, as well as Mr. Russian’s continued obligation to refrain from disclosing trade secrets of the Company, the agreement provides for Mr. Russian to receive a severance payment of six-months’ pay at his annual rate of pay, less payroll tax deductions through February 28, 2006. The agreement also provides for the continued vesting of all unvested stock options previously granted to Mr. Russian through the six-month anniversary of the effective date of Mr. Russian’s resignation.

Richard Smith

In December 2003, the Company entered into an employment agreement with Mr. Smith pursuant to which he agreed to serve as the Company’s vice president, strategic business development. The agreement provided for a base salary of $200,000 per year, subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Smith was eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Smith’s success in achieving specified performance targets.

If Mr. Smith’s employment were to be terminated by the Company without cause, (a) he would have been entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Smith would have continued to vest according to their terms until the six-month anniversary of the termination date and be exercisable to the extent so vested until the 60th day following the six-month anniversary of the date of termination.

In December 2005, Mr. Smith and the Company mutually agreed to terminate his employment agreement. The agreement provides for the retirement of Mr. Smith as the vice president, strategic business development, and, in exchange for mutual releases between the Company and Mr. Smith, as well as Mr. Smith’s continued obligation to refrain from disclosing trade secrets of the Company, the agreement provides for Mr. Smith to receive a severance payment of eighteen months’ pay at his annual rate of pay, less payroll tax deductions as well as health coverage costs through June 30, 2007. The agreement also provides for the continued vesting of all unvested stock options until December 31, 2006 and stock options scheduled to vest in 2007 are fully accelerated to vest on December 31, 2006. Restricted stock awards previously granted to Mr. Smith will not be forfeited and will continue to vest in accordance with the original terms of the Award for an additional eighteen months from the date of retirement.

Robert Tressler

In December 2003, the Company entered into an employment agreement with Mr. Tressler pursuant to which he agreed to serve as the Company’s vice president of sales and marketing. The agreement provided for a base salary of $180,000 per year, subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Tressler was eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Tressler’s success in achieving specified performance targets.

If Mr. Tressler’s employment were to be terminated by the Company without cause, (a) he would have been entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Tressler would have continued to vest according to their terms until the six-month anniversary of the termination date and be exercisable to the extent so vested until the 60th day following the six-month anniversary of the date of termination.

In December 2005, Mr. Tressler and the Company mutually agreed to terminate his employment agreement. The agreement provides for the resignation by Mr. Tressler as the vice president of sales and marketing, and, in exchange for mutual releases between the Company and Mr. Tressler, as well as Mr. Tressler’s continued obligation to refrain from disclosing trade secrets of the Company, the agreement provides for Mr. Tressler to receive a severance payment of thirty-two thousand dollars plus twenty-six weeks’ pay at his annual rate of pay, less payroll tax deductions, as well as health care coverage costs through June 30, 2006. The agreement also provides for the continued vesting of all unvested stock options previously granted to Mr. Tressler through the six-month anniversary of the effective date of Mr. Tressler’s resignation.

Stockholder Return Performance Presentation

Set forth below is a line graph comparing the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return on the Nasdaq and the Russell 2000 Index over a 65-month period consisting of the Company’s last five full fiscal years. The Company has selected the Russell 2000 Index, consisting of issuers with relatively small market capitalization (as is the case with the Company), for this comparison rather than a peer group or published industry or line-of-business index because the Company’s operations are in several industries and are not readily comparable to any peer group or single published industry or line-of-business index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG MAXWELL TECHNOLOGIES, INC.

THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX,

AND THE RUSSELL 2000 INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.

Fiscal year ending December 31.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee oversees and administers the Company’s compensation policies and plans. In this regard, the Committee prepares and presents for the approval of the Board general recommendations on compensation policies and plans and makes specific recommendations on salaries, incentive compensation and equity incentive awards for executives, employees and consultants. The Compensation Committee’s membership is determined by the Board. It is currently composed of Messrs. Rossi, Caudill, Guyett and Lavigne, all of whom are independent, as defined by the Nasdaq Stock Exchange listing standards. The Company’s management team and human resources group support the Compensation Committee in fulfilling its responsibilities, and in some cases gather information and perform administrative tasks delegated to them by the Compensation Committee. The Compensation Committee has the authority to engage the services of outside advisors as necessary to meet its responsibilities, but did not engage outside advisors in 2005.

Executive Compensation Philosophy

The Board’s goal for executive compensation is to strongly link management pay with the Company’s annual and long-term performance, as measured both by financial and non-quantitative metrics. The executive compensation program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance and competitive with peer companies. The program provides for base salaries that reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness. Additionally, the program provides both for annual incentive cash bonus awards that are payable upon the Company’s achievement of annual financial and management objectives approved by the Board, as well as long-term equity incentives that are intended to strengthen the mutuality of interest between management and the Company’s stockholders. Each executive officer’s target total annual compensation (i.e., salary plus bonus) is determined after a review of data regarding similarly situated executives at firms of similar size and business orientation. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, they are not presently a significant factor in the administration of the program.

The Compensation Committee recognizes the importance of providing compensation opportunities that effectively reward management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides equity incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of the Company’s Common Stock. Following is a discussion of each of the elements of the Company’s executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with respect to compensation in fiscal year 2005 for the Chief Executive Officer and all executive officers as a group.

Executive Compensation Program

Compensation paid to the Company’s executive officers consists of the following elements: base salary, annual incentive bonuses, and equity incentive awards.

1. Base Salary. With respect to determining the base salary of executive officers, the Committee considers a variety of factors, including recommendations of the Chief Executive Officer (other than with respect to his own compensation), the executives’ levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company’s industry. The Compensation Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part business and individual performance achievements in the prior year.

2. Annual Incentive Bonuses. The Company’s annual incentive bonus program for executive officers is based on achievement of annual performance targets and other management objectives that are established annually, but are subject to adjustment as the Compensation Committee deems appropriate. The Company’s targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value. Final calculation of the Company’s financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company’s fiscal year. For the Company’s 2005 fiscal year, the Compensation Committee recommended, and the Board approved, a cash incentive bonus program that would have enabled the Chief Executive Officer and other executive officers to earn bonuses equal to up to 50 percent of their 2005 base salaries if the Company were to have achieved certain quarterly and/or annual profitability objectives. As those objectives were not achieved, the executive officers earned no cash incentive bonuses for fiscal 2005.

3. Equity Incentive Awards. Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby motivate them in the service of the Company and its stockholders. In 2004, the Compensation Committee recommended, and the Board approved, deferral of any new equity incentive grants to the Chief Executive Officer and other executive officers, pending a reevaluation of the Company’s equity incentive philosophy and practices. This reevaluation included, among other factors, an examination of accounting rule changes and evolving equity incentive practices and approaches employed by similarly situated companies. After completing this reevaluation, the Compensation

Committee recommended, and the Board approved, establishing and proposing for stockholder approval, the Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan. The Plan, which was approved by stockholders at the Company’s Annual Meeting of Stockholders on May 5, 2005, allows the Company the flexibility to use various forms of equity incentives, including stock appreciation rights, performance shares and performance awards, restricted stock and restricted share units, in addition to stock options, which historically had been the predominant form of equity incentive provided to the Company’s executive officers. In June 2005, the Compensation Committee proposed that: i) the Company adopt the use of restricted stock as the primary form of periodic equity incentive awards for executive officers, and ii) that, as a general practice, stock option grants for executive officers should be limited to initial grants for recruitment purposes. The Board concurred with these recommendations, and in June 2005 approved awards of restricted stock to the Chief Executive Officer and other executive officers. Vesting of these restricted shares is conditioned on achievement of specific individual or Company performance milestones. Certain key non-executive employees received stock option awards in 2005 that were recommended by the Compensation Committee in consultation with the Chief Executive Officer and approved by the Board.

Chief Executive Officer Compensation

Dr. Balanson’s base salary for fiscal year 2005 was $335,000. As the Company did not achieve the profitability targets required to trigger annual pay-for-performance incentive compensation payments, Dr. Balanson did not receive a cash incentive bonus for the fiscal year ended December 31, 2005. As the Company has a history of losses that predate Dr. Balanson’s appointment as Chief Executive Officer, the Committee considers both improvement in the Company’s financial results and a number of non-financial metrics in assessing his performance. For 2005, these included introduction of new products that contributed to market share gains within each of the Company’s core product lines, strengthening the Company’s balance sheet by raising capital through the sale of common stock and issuance of convertible debentures and warrants to purchase stock, establishment of key strategic relationships, including a contract to provide single board computers for the next generation U.S. weather satellite program, and expansion of the Company’s patent portfolio.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)

Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. The Compensation Committee has determined that restricted stock awards granted under the Company’s equity incentive plan shall be treated as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

COMPENSATION COMMITTEE

Mark Rossi

Edward Caudill

Robert Guyett

Jean Lavigne

Certain Business Relationships

Montena SA, the former parent company of Montena Components and a significant shareholder of the Company, is the lessor for the Company’s headquarters in Rossens, Switzerland. During the years ended December 31, 2005, 2004 and 2003, the Company paid $797,000, $795,000 and $809,000, respectively, in rental fees to Montena SA. Future rental commitments as of December 31, 2005 are $2.6 million. In January 2006, Montena, SA sold the building to an unrelated third party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms received and the written representations of our executive officers, directors and greater than ten percent (10%) stockholders, we have determined that the following persons were each delinquent (based on an administrative oversight) with respect to one reporting obligation as set forth in Section 16(a) of the Exchange Act: Edward Caudill.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2007 Annual Meeting of Stockholders must be received by us no later than December 1, 2006, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our Bylaws, a stockholder who wishes to make a proposal at the 2007 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting should submit such proposal to the Company at least 60, but no more than 90, days prior to the date of the 2007 Annual Meeting of Stockholders. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power regarding any such proposal.

OTHER BUSINESS

The Board does not intend to present any other business at the Meeting and knows of no other matters which will be presented at the Meeting.

INCORPORATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” certain information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This proxy statement incorporates by reference the consolidated financial statements and the notes related thereto contained in the Company’s Annual Report, a copy of which is being furnished to you with this proxy statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123.

By Order of the Board of Directors,

Tim T. Hart

Secretary

March 31, 2006

San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

APPENDIX “A”

Audit Committee Charter

I.	Organizational Matters

A.    Formation; Purpose. The Audit Committee is appointed by the Board to assist the Board in fulfilling their oversight responsibility to stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and management of the Company.

B.    Membership Qualifications.

1.    The Audit Committee shall be comprised of at least three (3) members of the Company’s Board of Directors.

2.    Members of the Audit Committee shall have no relationship that may interfere with their independence from management and the Company or with the exercise of their duties as committee members.

3.    Each member shall meet the independence standards of (a) Rule 4200(a)(14) of the Nasdaq Marketplace Rules (during such time as the Company’s Common Stock is quoted on the Nasdaq Stock Market), or of the exchange on which the Company’s securities are listed, (b) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and (c) the rules and regulations of the Securities and Exchange Commission (“SEC”).

4.    All members shall be financially literate, and at least one member of the Audit Committee shall qualify as an Audit Committee financial expert under Item 401(h) of SEC Regulation S-K.

C.    Powers of the Committee. In the exercise of its responsibilities hereunder:

1.    The Audit Committee shall have the sole authority to appoint and, when deemed appropriate, replace the Company’s independent auditors.

2.    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding for the compensation of such consultants.

3.    The Audit Committee shall have full and unfettered access to all books, records, facilities, and personnel of the Company.

4.    The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.    The Audit Committee may form and delegate authority to subcommittees consisting of one or more members as appropriate, including the authority to grant pre-approvals of permitted non-audit services, provided that any decision of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

D.    Review of Charter. The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

II.	Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process and the underlying system of internal controls on behalf of the Board and report the results of its activities to the

Board. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

A.    Appointment and Review of Independent Auditors.

1.    Appoint the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company’s stockholders. The independent auditing firm may not be appointed if any senior management personnel of the Company had been employed by such firm and had participated in any audit of the Company during the one-year period preceding the initiation of the current audit.

2.    Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. Ensure the rotation of audit personnel as required by law.

3.    Pre-approve the fees to be paid to the independent auditors for audit services.

4.    Oversee the work of the independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting issues.

5.    Pre-approve the retention of the independent auditors for any non-audit service and the fee for such service, subject to the de minimus exception contained in Section 10A(i)(1)(B) of the Exchange Act (which services shall be approved by the Audit Committee prior to completion of the audit for such year). With respect to general tax analysis and advice, such pre-approval may be on an annual basis based on the expected activities for the succeeding year. Such non-audit services may not include any services prohibited by law.

6.    Receive periodic reports from the independent auditors regarding the auditor’s independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

7.    Evaluate the performance of the independent auditors and, whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditors.

8.    Recommend guidelines for the Company’s hiring of employees of the independent auditors who participated in any capacity in the audit of the Company.

B.    Audit Planning and Review and Related Matters.

1.    Meet with the independent auditors prior to the audit to review the overall scope of the audit, the planning and staffing thereof and the proposed fees therefor.

2.    Review with management and the independent auditors the annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K).

3.    Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.    Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s financial staff and accounting and financial controls, including the Company’s systems to monitor and manage business risk, and the Company’s legal and ethical compliance programs.

5.    Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

6.    Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

8.    Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

9.    Meet with the chief financial officer and the independent auditors in separate executive sessions to discuss issues relating to the annual audited financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

10.    Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-K regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.    Obtain confirmation from the independent auditors that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12.    Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

13.    Based upon its reviews and discussions, the Audit Committee shall recommend to the Board of Directors as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

14.    Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

15.    Review the content and clarity of communications with the public regarding annual operating results prior to their release.

C.    Review of Quarterly Financial Statements and Related Matters.

1.    Review with management and the independent auditors the Company’s quarterly financial statements and management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q.

2.    Review with management and the independent auditors the results of the independent auditors’ reviews of the quarterly financial statements.

3.    Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.    Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

5.    Meet each quarter with the chief financial officer and the independent auditors in separate executive sessions to discuss issues relating to the quarterly financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

6.    Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.    Review the content and clarity of communications with the public regarding operating results for each of the first three fiscal quarters of each year prior to their release.

D.    General Oversight Responsibilities.

1.    Review the content and clarity of all material communications with the public regarding changes in financial projections prior to their release.

2.    Meet periodically with management to review the Company’s major risk exposures, including financial, industry and operational risks, and the steps management has taken to monitor and control such exposures.

3.    At least annually, review the Company’s “critical accounting policies” with management and the independent auditors.

4.    Review major changes to the Company’s auditing and accounting policies, principles and practices as suggested by the independent auditors or management.

5.    Obtain reports from management, and, if so determined by the Audit Committee, from the independent auditors that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct, including disclosures of insider and affiliated party transactions.

6.    Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.    Review with counsel legal compliance matters including corporate securities trading policies and other legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

8.    Establish procedures for receiving, retaining and investigating reports of illegal acts involving the Company detected by the independent accountants or others and, in accordance with such procedures, supervise the investigation of such reports of illegal acts, review the actions taken or to be taken by the Company to remediate such illegal acts, and, if appropriate, recommend further action by the Board of Directors. Establish procedures for the confidential, anonymous submission by employees of the Company and others of concerns or complaints regarding questionable accounting or auditing matters, and investigate any such concerns or complaints.

9.    Review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company.

10.    Review and discuss with management and the independent auditors new or proposed accounting rules or pronouncements that may affect the Company.

11.    Review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s code of conduct.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSAL 2. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1. Election of Directors of the Company in Class I to serve until the 2009 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.	☐	☐	2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:
01 José Cortes, 02 Richard Balanson, and 03 Edward Caudill

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

_______________________________________________

Signature __________________________     Signature ______________________________     Dated _________________, 2006

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù    FOLD AND DETACH HERE    Ù

MAXWELL TECHNOLOGIES, INC.

DIRECTION CARD

TO: COMPUTERSHARE, ADMINISTRATOR

MAXWELL TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) at the 2006 Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 4, 2006, or any adjournment thereof, as marked on the reverse side of this Direction Card.

Unless Computershare, as Administrator for the Plan, receives my vote by May 1, 2006, it will not vote the shares allocated to my Plan account.

THIS VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù    FOLD AND DETACH HERE    Ù

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSAL 2. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1. Election of Directors of the Company in Class I to serve until the 2009 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.	☐	☐	2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:
01 José Cortes, 02 Richard Balanson, and 03 Edward Caudill

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

_______________________________________________

Signature __________________________     Signature ______________________________     Dated _________________, 2006

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù    FOLD AND DETACH HERE    Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time until the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/mxwl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

MAXWELL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MAXWELL TECHNOLOGIES, INC. hereby appoints Richard D. Balanson and Tim T. Hart, and each of them with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of MAXWELL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), to be held on May 4, 2006, at 11:00 a.m., local time, at The Courtyard by Marriott, 8651 Spectrum Center Blvd., San Diego, California 92123, and at any adjournment(s) thereof, with all power, including voting rights, which the undersigned would possess if personally present at said meeting on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of the 2006 Annual Meeting of Stockholders and accompanying Proxy Statement dated March 27, 2006.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù    FOLD AND DETACH HERE    Ù

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSAL 2. IF NO DIRECTION IS GIVEN, THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1. Election of Directors of the Company in Class I to serve until the 2009 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified.	☐	☐	2. Ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:
01 José Cortes, 02 Richard Balanson, and 03 Edward Caudill

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

_______________________________________________

Signature __________________________     Signature ______________________________     Dated _________________, 2006

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù    FOLD AND DETACH HERE    Ù

MAXWELL TECHNOLOGIES, INC.

DIRECTION CARD

TO: PRUDENTIAL RETIREMENT SERVICES, TRUSTEE

MAXWELL TECHNOLOGIES, INC. 401(K) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. 401(k) Plan (the “Plan”) at the 2006 Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 4, 2006, or any adjournment thereof, as marked on the reverse side of this Direction Card.

Unless Prudential Retirement Services, as Trustee for the Plan, receives my vote by May 1, 2006, it will not vote the shares allocated to my Plan account.

THIS VOTING INSTRUCTION WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù    FOLD AND DETACH HERE    Ù